================================================================================
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



[x]        Filed by the Registrant
[_]        Filed by a Party other than the Registrant

Check the appropriate box:
[_]        Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
[x]        Definitive Proxy Statement
[_]        Definitive Additional Materials
[_]        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               KASPER A.S.L., LTD.

                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[x]        No fee required.

[_]        Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

           1) Title of each class of securities to which transaction applies:
           2) Aggregate number of securities to which transaction applies:
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
           4)        Proposed maximum aggregate value of transaction:  $
           5)        Total fee paid:  $

[_]        Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)  Amount Previously Paid: $
           2)  Form, Schedule or Registration Statement No.:
           3)  Filing Party:
           4)  Date Filed:
================================================================================
NY2:\857376\14\55745.0005

                               KASPER A.S.L., LTD
                                  77 METRO WAY
                           SECAUCUS, NEW JERSEY 07094
                            -------------------------

                            NOTICE OF RE-ADJOURNMENT
                                       OF
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 14, 2000
                            -------------------------

                                                                January 28, 2000

To Our Stockholders:

           You are cordially invited to attend the re-adjournment of the 1999 Annual Meeting of Stockholders (the "Meeting") of Kasper A.S.L., Ltd., a Delaware corporation (the "Company"), to be held on March 14, 1999, at 10:00 a.m., Eastern time, at the offices of Weil, Gotshal and Manges LLP, 767 Fifth Avenue, New York, New York 10153. The following matters are to be presented for consideration at the Meeting:

(1) The election of seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

(2)        A proposal to approve the Company's 1999 Share Incentive Plan; and

(3) The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

           As previously announced, the Company's 1999 Annual Meeting was adjourned on September 28, 1999, after the Company's stockholders had:

(1) approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to eliminate current restrictions on the mortgage, pledge, transfer and other disposition of the assets of the Company without obtaining the prior consent of at least 66-2/3% of the outstanding voting stock of the Company in order to permit the Company to enter into secured credit facilities and other financing arrangements from time to time; and

(2) ratified the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending January 1, 2000.

           The close of business on January 26, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. A list of such stockholders of the Company as of the close of business on January 26, 2000 will be open to the examination of any stockholder for any purpose germane to the meeting during normal business hours, for a period of at least 10 days prior to the Meeting at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, New York, New York 10153.

                                             By Order of the Board of Directors,
                                             Lester E. Schreiber
                                             Secretary



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                               KASPER A.S.L., LTD.
                                  77 METRO WAY
                           SECAUCUS, NEW JERSEY 07094
                              --------------------

                                 PROXY STATEMENT
                              --------------------

                               FOR RE-ADJOURNMENT
                                       OF
                       1999 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 14, 2000


                                                                January 28, 2000

           This Proxy Statement is furnished to the holders (the "Stockholders") of common stock, par value $0.01 per share (the "Common Stock"), of Kasper A.S.L., Ltd., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the re-adjournment of the 1999 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on March 14, 2000 at 10:00 a.m., Eastern time, at the offices of Weil, Gotshal and Manges LLP, 767 Fifth Avenue, New York, New York 10153 and at any adjournments or postponements thereof. The following matters are to be presented for consideration at the Meeting:

(1) The election of seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

(2)        A proposal to approve the Company's 1999 Share Incentive Plan; and

(3) The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

           As previously announced, the Company's 1999 Annual Meeting was adjourned on September 28, 1999, after the Company's stockholders had:

(1) approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to eliminate current restrictions on the mortgage, pledge, transfer and other disposition of the assets of the Company without obtaining the prior consent of at least 66-2/3% of the outstanding voting stock of the Company in order to permit the Company to enter into secured credit facilities and other financing arrangements from time to time; and

(2) ratified the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending January 1, 2000.

           The Board of Directors of the Company has fixed the close of business on January 26, 2000 as the record date (the "New Record Date") for the determination of the holders of the Company's Common Stock entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. Each Stockholder will be entitled to one vote per share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on the New Record Date, there were 6,800,000 shares of Common Stock issued, outstanding and entitled to vote. The Company's mailing address is, and principal executive offices are, 77 Metro Way, Secaucus, NJ 07094.

           This Proxy Statement and the accompanying form of proxy are first being sent to Stockholders on or about January 28, 2000. The Annual Report to Stockholders of the Company for the fiscal year ended January 2, 1999, which included financial statements (the "Annual Report"), was furnished to Stockholders as of August 10, 1999, the previous record date for the 1999 Annual Meeting. Copies of the Annual Report are being furnished concurrently herewith only to Stockholders as of January 26, 2000 who were not Stockholders as of August 10, 1999. The Annual Report does not form any part of the material for solicitations of proxies.

                                  VOTING RIGHTS

QUORUM

           A majority of the total of such outstanding shares of Common Stock, represented in person or by proxy at the Meeting, is required to constitute a quorum for the transaction of business at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

REQUIRED VOTES

(1) Election of Directors. The affirmative vote of a plurality of votes cast at the Meeting by the holders of Common Stock will be required for the election of directors.

(2) Approval of Company's 1999 Share Incentive Plan. The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock will be required for the approval of the Company's 1999 Share Incentive Plan (the "1999 Plan").

VOTING AND REVOCATION OF PROXIES


           Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. Proxies received for which instructions are not given will be voted FOR the election of each nominee for director named herein and FOR approval of the 1999 Plan. Proxies will be voted in the discretion of those named in the proxy with respect to any other matters as may come before the Meeting, including matters or motions dealing with the conduct of the Meeting. The Board of Directors is not aware of any matters which are intended to be presented for action at the Meeting other than as set forth in the Notice of the 1999 Annual Meeting.

           Abstentions and broker non-votes are not counted in determining the votes cast in connection with any of the matters presented for consideration at the Meeting. Accordingly, abstentions and broker non-votes will have the practical effect of reducing the number of votes "for" needed to approve the election of each nominee for director named herein and the approval of the 1999 Plan.

           The 177,268 shares of Common Stock issued in the name of the Plan Administrator of the reorganization of the Leslie Fay Companies, Inc., of which the Company had been a division ("Leslie Fay"), who holds such shares for the benefit of the creditors of the Company pending the resolution of certain creditor claims, will be voted in respect of each proposal submitted at the Meeting in the same proportion as all other shares voted at the Meeting.

           Any proxy signed and returned by a Stockholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

                        PROPOSAL 1. ELECTION OF DIRECTORS

           The Company's Amended and Restated By-laws provide that the number of members of the Board of Directors shall be fixed from time to time pursuant to a resolution adopted by the agreement of the whole Board of Directors but shall not be less than seven. The Board of Directors presently consists of seven members.

           Unless authority to do so is withheld, proxies will be voted at the Meeting FOR the election of each of the nominees named below to serve as a Director of the Company until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. In the event that any of the nominees should become unavailable or unable to serve for any reason, the persons named in the form of proxy have been advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The Company does not expect that any of the nominees will be unavailable or unable to serve as a Director.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

INFORMATION ABOUT NOMINEES

           The following table sets forth certain information concerning the nominees for Director of the Company (as of January 31, 2000):

Name                       Age      Position
----                       ---      --------

Arthur S. Levine            59      Chairman of the Board and Chief Executive
                                    Officer
William J. Nightingale      70      Director
Salvatore M. Salibello      54      Director
Lester E. Schreiber         51      Chief Operating Officer and Director
Denis J. Taura              59      Director
Olivier Trouveroy           44      Director
H. Sean Mathis              52      Director Nominee


BACKGROUND OF DIRECTORS AND NOMINEES

           Arthur S. Levine has served as the Chairman of the Board and Chief Executive Officer of the Company since its separation from Leslie Fay in June 1997. Prior thereto and since 1975, he was Chief Executive Officer of Sassco Fashions, Ltd. ("Sassco"), the Company's predecessor, which was sold to Leslie Fay in May 1980.

           William J. Nightingale has served as a Director of the Company since its separation from Leslie Fay in June 1997. Mr. Nightingale is currently a Senior Advisor of Nightingale & Associates, LLC, a general management consulting firm, and has served in various capacities with that firm, including Chairman and Chief Executive Officer, since July 1975. Mr. Nightingale is also a Director of Furr's/Bishops, Inc. and Rings End, Inc., and a trustee of the Churchill Tax Free Fund of Kentucky, Churchill Cash Reserves Trust and Narragansett Insured Tax Free Bond Fund.

           Salvatore M. Salibello has served as a Director of the Company since July 1998. Mr. Salibello is a certified public accountant and founded Salibello & Broder, an accounting/consulting firm, in 1978 and currently serves as its Managing Partner.

           Lester E. Schreiber has served as Chief Operating Officer since May 1996 and a Director of the Company since its separation from Leslie Fay in June 1997. Prior to becoming Chief Operating

Officer of the Company, Mr. Schreiber served as Vice President of Operations from January 1989 to April 1996.

           Denis J. Taura has served as a Director of the Company since July 1998. He is a certified public accountant and a partner in Taura Flynn & Associates, a firm specializing in reorganization and management consulting, which he founded in April 1998. From September 1991 to March 1998, he served as Chairman of D. Taura & Associates, a consulting firm. Mr. Taura is also a Director of Darling International, Inc.

           Olivier Trouveroy has served as a Director of the Company since its separation from Leslie Fay in June 1997. He has served as a Managing Partner of Hampshire Equity Partners, a private equity investment firm, since July 1994. Mr. Trouveroy also serves as a Director of Cost Plus, Inc. Hampshire Equity Partners, under the name ING Equity Partners, L.P. I, beneficially owns 9.4% of the Common Stock of the Company.

           H. Sean Mathis is the President of Litchfield Asset Holdings, an investment advisory company he founded in 1983. He served as Chairman of the Board of Allis Chalmers, Inc., an industrial manufacturer, from 1996 to 1999, and as Chairman of Universal Gym Equipment, Inc., a private exercise equipment manufacturer, from 1996 to 1997. In 1997, Universal Gym Equipment, Inc. filed for protection under the United States federal bankruptcy laws. Mr. Mathis served as a Director of Allied Digital Technologies, Corp. from 1993 to 1998; as President of its predecessor, RCL Acquisition Corp., from 1991 to 1993; and as President and as a Director of RCL Capital Corp. from 1993 until it was merged into DISC Graphics, Inc. in November 1995. He currently serves as a Director of Thousand Trails, Inc., an operator of recreational parks, and ARCH Communications Group, Inc., a communications company.

MEETINGS OF THE BOARD OF DIRECTORS

           During the fiscal year ended January 2, 1999, the Board of Directors held 8 meetings. Each Director attended at least 75% of the meetings of the Board of Directors that were held during the period such person served as a director.

COMMITTEES

           On June 10, 1997, the Board of Directors established an Audit Committee, Compensation Committee and Finance Committee.

           The Audit Committee is currently composed of Messrs. Nightingale, Salibello and Larry G. Schafran. If elected to the Board of Directors, it is currently contemplated that Mr. Mathis will serve on the Audit Committee. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures and to determine, through discussions with the independent auditors, whether any restrictions or limitations have been placed upon them in connection with the scope of their audit or its implementation and to address such other issues as may be appropriate. The Audit Committee met 6 times in 1998, with each member attending at least 75% of the meetings.

           The Compensation Committee is currently composed of Larry G. Schafran and Messrs. Salibello, Taura and Trouveroy. If elected to the Board of Directors, it is currently contemplated that Mr. Mathis will serve on the Compensation Committee. The function of the Compensation Committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The Compensation Committee met 3 times in 1998, with each member attending at least 75% of the meetings.

           The Finance Committee is currently composed of Messrs. Nightingale, Salibello, Schafran, Taura and Trouveroy. The function of the Finance Committee is to evaluate and review on a continuing basis specific financing programs and requirements to meet the near and long-term needs of the

Company; to advise management of the Company's business plans and budgets; to review the organization and functions of the Company's finance department; and to participate in the development and implementation of the investment and the investor programs. The Finance Committee did not meet in 1998, as these issues were addressed by the Board of Directors as a whole.

COMPENSATION OF DIRECTORS

           Each Director who is not an employee of the Company is paid for service on the Board of Directors at the rate of $40,000 per annum. Each current non-employee Director also received an option at the time of their election to the Board of Directors to purchase 20,000 shares of Common Stock ("Director Options"). Such options vest ratably over the first three anniversaries of the date of the grant and are exercisable at a price of $14.00 per share of Common Stock and vest immediately at the time a Director ceases to be a Director of the Company. The Company also reimburses each Director for reasonable expenses in attending meetings of the Board of Directors. Directors who are also employees of the Company are not separately compensated for their services as Directors.

PRESENT BENEFICIAL OWNERSHIP OF COMMON STOCK

           The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 31, 2000, based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five percent of Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Compensation" and (iv) all Directors and executive officers of the Company as a group. Unless otherwise indicated, the business address of each person listed is c/o Kasper A.S.L., Ltd., 77 Metro Way, Secaucus, New Jersey 07094.

                                                    NUMBER OF SHARES             PERCENTAGE
NAME AND ADDRESS OF                                   BENEFICIALLY              OWNERSHIP OF
BENEFICIAL OWNER                                         OWNED                  COMMON STOCK
----------------                                         -----                  ------------
Arthur S. Levine...............................         136,740(1)                  2.0%
William J. Nightingale.........................          13,534(2)                   *
Salvatore M. Salibello.........................           6,767(3)                   *
Larry G. Schafran..............................          13,534(4)                   *
Lester E. Schreiber............................             400(5)                   *
Denis J. Taura.................................           6,667(3)                   *
Olivier Trouveroy..............................         639,535(6)                  9.4%
H. Sean Mathis.................................              --                      --
Gregg I. Marks.................................          14,200(7)                   *
Dennis P. Kelly................................             200(8)                   *
Barbara Bennett................................              --                      --
Whippoorwill Associates, Inc...................       1,279,091(9)                 18.8%
11 Martine Avenue
White Plains, NY  10606
Bay Harbor Management, L.C. ...................         760,771(10)                11.2%
777 South Harbour Island Boulevard
Ste. 270
Tampa, FL  33602
Blue Ridge L.P.................................         730,000(11)                10.7%
660 Madison Avenue
New York, NY  10021
ING Equity Partners, L.P. I....................         639,535(6)                  9.4%
520 Madison Avenue
New York, NY  10022
Officers and Directors as a group .............         831,577(12)                12.2%
(13 persons)

-----------------------------
* Less than one percent.


(1) Does not include approximately 709 shares of Common Stock which may be distributed to Mr. Levine on an "if and when issued" basis from shares of Common Stock held for the benefit of creditors (the "Holdback") of the Company pending the resolution of certain creditor claims.

(2) Includes 13,334 shares of Common Stock issuable upon exercise of currently exercisable Director Options. Mr. Nightingale disclaims beneficial ownership of 100 shares of Common Stock held by his spouse.

(3) Includes 6,667 shares of Common Stock issuable upon exercise of currently exercisable Director Options.

(4) Includes 13,334 shares of Common Stock issuable upon exercise of currently exercisable Director Options. Mr. Schafran disclaims beneficial ownership of 100 shares of Common Stock held by his spouse.

(5) Mr. Schreiber disclaims beneficial ownership of 100 shares of Common Stock held by his spouse and 100 shares of Common Stock held by each of his two children.

(6) Includes 13,334 shares of Common Stock issuable upon exercise of currently exercisable Director Options which were issued to ING Equity Partners, L.P. I pursuant to Mr. Trouveroy's status as a non-employee Director of the Company, a position for which he was designated by ING Equity Partners, L.P. I. Mr. Trouveroy, a Director of the Company, is a partner of the general partner of Hampshire Equity Partners. He disclaims beneficial ownership of all shares of Common Stock listed. Notwithstanding his disclaimer, Mr. Trouveroy may be deemed to be a beneficial owner to the extent of his pecuniary interests in the partnership. Does not include approximately 17,195 shares of Common Stock which may be distributed to ING Equity Partners, L.P. I on an "if and when issued" basis pursuant to the Holdback. Mr. Trouveroy's business address is c/o ING Equity Partners, 520 Madison Avenue (33rd Floor), New York, New York 10022.

(7) Mr. Marks disclaims beneficial ownership of 100 shares of Common Stock held by each of his two daughters.

(8) Mr. Kelly disclaims beneficial ownership of 100 shares of Common Stock held by his son.

(9) These shares of Common Stock are owned by various limited partnerships, a limited liability company, a trust and third party accounts for which Whippoorwill Associates, Inc. has discretionary authority and acts as general partner or investment manager.

(10) These shares of Common Stock are also indirectly owned by Tower Investment Group, Inc., the majority stockholder of Bay Harbor Management, L.C., Steven A. Van Dyke, a stockholder and President of Tower Investment Group, Inc., and Douglas P. Teitelbaum, a stockholder of Tower Investment Group, Inc., each of whom may also be deemed to be a beneficial owner of such shares of Common Stock.

(11) These shares of Common Stock are also indirectly owned by JAG Holdings, LLC, the general partner of Blue Ridge L.P., and John A. Griffin, the Managing Member of JAG Holdings LLC, each of whom may also be deemed to be a beneficial owner of such shares of Common Stock.

(12) Includes 53,336 shares of Common Stock issuable upon exercise of currently exercisable Director Options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's directors and officers, and any persons who beneficially own more than ten percent of the Company's Common Stock (collectively, the "Insiders"), to file forms reporting ownership and changes in their ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Insiders are also required by SEC regulations to furnish the Company with copies of all such
Section 16(a) forms they file.

           Based solely upon a review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that the Insiders complied with all applicable Section 16(a) filing requirements during fiscal year 1998, with the exception of Messrs. Levine, Schreiber, Cohn, Nightingale, Schafran, Sind, Trouveroy, Marks, Kelly and Ms. Bennett, each of whom filed a late Form 3. Mr. Nightingale also filed a late Form 5 reporting two transactions; Mr. Marks also filed two late Forms 4 reporting, in the aggregate, four transactions; and Mr. Schafran also filed a late Form 4 reporting five transactions.

NON-DIRECTOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

           The following table sets forth certain information with respect to the executive officers and key employees of the Company (as of January 31, 2000):

Name                   Age           Position
----                   ---           --------

Gregg I. Marks          47           President

Mary Ann Domuracki      45           Executive Vice President--Finance and
                                     Administration

Beverly I. Katz         57           Senior Vice President, General Counsel
                                     and Assistant Secretary (Pending
                                     Appointment)

Barbara Bennett         47           Vice President--Design

Isaac Franco            34           Co-Creative Director and Senior Vice
                                     President of Design for the Company's
                                     Anne Klein division
Kenneth Kaufman         36           Co-Creative Director and Senior Vice
                                     President of Design for the Company's
                                     Anne Klein division

Peter Eng               44           Vice President--Piece Goods

Peter Lee               51           Managing Director--Asia Expert, Ltd.


           Gregg I. Marks has served as President of the Company since its separation from Leslie Fay in June 1997 and had been the President of Sassco, the Company's predecessor, since January 1989, having served in a number of other positions in Sassco since August 1983. Mr. Marks is directly responsible for the supervision of the Kasper suit line sales staff and the heads of all other divisions report directly to him.

           Mary Ann Domuracki has served as Executive Vice President--Finance and Administration since January 1999. Ms. Domuracki's responsibilities include corporate finance and general administrative matters of the Company. Prior to joining the Company, Ms. Domuracki worked as a consultant with the financial advisory firm of Conway Del Genio Gries & Co., LLC from April 1998 to December 1998. From June 1987 to March 1998, Ms. Domuracki held several executive positions at

Danskin, Inc., ultimately serving as Chief Executive Officer and President from April 1996 to March 1998. Ms. Domuracki is a certified public accountant.

           Beverly I. Katz has been chosen to serve as Senior Vice President, General Counsel and Assistant Secretary. Ms. Katz will be responsible for the legal matters of the Company. From 1987 to September 1999, Ms. Katz was the General Counsel of Takihyo Inc., the parent company of Anne Klein Company LLC, and Senior Vice President, General Counsel and Secretary from November 1988.

           Barbara Bennett has served as Vice President for Design since the Company separated from Leslie Fay in June 1997, and had managed Sassco's design division since October 1980. As head of the Company's in-house design studio, Ms. Bennett is responsible for coordinating the input she receives from the Company's sales staff, her design staff, and her analysis of the market to oversee the design of each of the Company's product lines on a timely basis.

           Peter Eng has served as Vice President for Piece Goods since the Company separated from Leslie Fay in June, 1997, and had managed Sassco's piece goods division since November 1982. Mr. Eng is responsible for the development of new fabrics as well as variations of current fabrics.

           Peter Lee has served as Managing Director for Asia Expert, Ltd. since joining the Company in January 1997. Mr. Lee is responsible for management of the Company's Hong Kong buying office. Prior to joining the Company, Mr. Lee served for 25 years as Vice President in charge of administration and production in Taiwan and the Philippines for Carnival Textiles, a publicly-traded Taiwanese company and one of the Company's largest suppliers.

           Kenneth Kaufman has served as Co-Creative Director and Senior Vice President of Design for the Company's Anne Klein division since it was acquired by the Company in July 1999. Previously, he was Co-Creative Director and Vice President of Design for Anne Klein Company LLC since January 1997. Prior to joining Anne Klein Company LLC, he was a designer for Emanuel/Emanuel Ungaro.

           Isaac Franco has served as Co-Creative Director and Senior Vice President of Design for the Company's Anne Klein division since it was acquired by the Company in July 1999. Previously, he was Co-Creative Director and Vice President of Design for Anne Klein Company LLC since January 1997. Prior to joining Anne Klein Company LLC, he was a designer for Emanuel/Emanuel Ungaro.

EXECUTIVE COMPENSATION

           The following table sets forth a summary of all compensation awarded or paid to or earned by the Chief Executive Officer and the other four most highly compensated executive officers of the Company in the last fiscal year (the "Named Executive Officers") for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended January 2, 1999, January 3, 1998 and December 28, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                                                     -------------------
                                                  ANNUAL COMPENSATION                     SECURITIES
                                        -------------------------------------             UNDERLYING              ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR         SALARY             BONUS              OPTIONS               COMPENSATION
---------------------------             ----         ------             -----              -------               ------------
Arthur S. Levine...................     1998       $   2,000,000            -- (1)               --          $       20,540 (2)
     Chairman of the Board              1997           1,200,000            --            1,240,252               1,507,635 (3)
     and Chief Executive Officer        1996             100,000   $    65,000                   --               3,418,732 (4)

Gregg I. Marks.....................     1998       $     830,769   $   115,000                   --          $       16,218 (5)
    President                           1997             500,000       370,000              171,068                  16,824 (5)
                                        1996             260,000       474,200                   --                  11,228 (5)

Barbara Bennett....................     1998       $     623,077   $    50,000                   --          $        1,591 (6)
    Vice President--Design              1997             600,000        50,000              171,068                   3,218 (6)
                                        1996             600,000        50,000                   --                   1,477 (6)

Lester E. Schreiber................     1998       $     258,173  $     50,000                   --          $       17,052 (7)
    Chief Operating Officer             1997             162,580        62,500               85,536                  16,382 (7)
                                        1996             100,080       131,500                   --                  15,310 (7)

Dennis P. Kelly....................     1998       $     180,288   $    65,000                   --          $          720 (8)
    Chief Financial Officer             1997             150,000        65,000                   --                     576 (8)
                                        1996             150,000        60,000                   --                     348 (8)


-------------------------
(1) Mr. Levine's employment agreement with the Company provides for a bonus commencing in fiscal year 1998 in an amount between $500,000 and $1.5 million based upon the fulfillment of certain EBITDA hurdles for the fiscal years 1998, 1999 and thereafter. As a result of investments made by the Company during fiscal year 1998, the EBITDA hurdles for fiscal year 1998 were not met and, accordingly, Mr. Levine did not receive a bonus for that year.

(2) Includes $3,150 in Group Term Life Insurance and $17,390 in automobile allowance.

(3) Includes $2,325 in Group Term Life Insurance, $17,390 in automobile allowance and $1,487,920 in consulting fees which Mr. Levine received in fiscal year 1997 as principal of two consulting firms prior to June 4, 1997, at which time Mr. Levine became Chairman of the Board and Chief Executive Officer of the Company.

(4) Includes $450 in Group Term Life Insurance, $15,640 in automobile allowance and $3,402,642 in consulting fees which Mr. Levine received in fiscal year 1996 as principal of two consulting firms prior to June 4, 1997, at which time Mr. Levine became Chairman of the Board and Chief Executive Officer of the Company.

(5) Includes $1,218, $1,824 and $428 in Group Term Life Insurance and $15,000, $15,000 and $10,800 in automobile allowance for fiscal years 1998, 1997 and 1996, respectively.

(6) Represents $1,218, $1,566 and $1,218 in Group Term Life Insurance and a clothing allowance of $373, $2,000 and $259 for fiscal years 1998, 1997 and 1996, respectively.

(7) Includes $1,152, $482 and $160 in Group Term Life Insurance and $15,900, $15,900 and $15,150 in automobile allowance for fiscal years 1998, 1997 and 1996, respectively.

(8) Represents $720, $576 and $348 in Group Term Life Insurance for fiscal years 1998, 1997 and 1996, respectively.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE TABLE

           The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options ("Management Options") issued pursuant to the Company's 1997 Management Stock Option Plan (the "1997 Plan") during 1998 and unexercised Management Options held as of the end of such year. The price per share of Common Stock of the Company as of the close of business on December 31, 1998 was $5.00, and the Management Options are exercisable at $14.00 per share. Accordingly, none of the Named Executive Officers would have realized any value if they had exercised their Management Options on such date.

                                                                                NUMBER OF
                                                                                SECURITIES                     VALUE OF
                                                                                UNDERLYING                  UNEXERCISED IN-
                                                                               UNEXERCISED                     THE-MONEY
                                                                             OPTIONS AT FISCAL              OPTIONS AT FISCAL
                                                                                 YEAR-END                       YEAR-END
                                                                                 --------                       --------
NAME                   SHARES ACQUIRED ON EXERCISE    VALUE REALIZED     EXERCISABLE/ UNEXERCISABLE      EXERCISABLE/ UNEXERCISABLE
----                   ---------------------------    --------------     --------------------------      --------------------------
Arthur S. Levine                   None                    N/A                  496,101/744,151                    $ 0.00/0.00
Gregg I. Marks                     None                    N/A                   68,427/102,642                      0.00/0.00
Lester E. Schreiber                None                    N/A                    34,214/51,321                      0.00/0.00
Dennis P. Kelly                    None                    N/A                               --                      0.00/0.00
Barbara Bennett                    None                    N/A                   68,427/102,642                      0.00/0.00


           No Management Options were issued during 1998. On November 10, 1999, all outstanding Management Options, with the exception of those Management Options held by Peter Huang, were cancelled pursuant to an agreement between the Company and the optionholders. These 1,710,692 Management Options were held by Messrs. Levine, Marks, Schreiber and Eng and Ms. Bennett. Mr. Huang passed away on October 31, 1999. Pursuant to the terms of the 1997 Plan, all 42,767 Management Options held by him vested at such time and Mr. Huang's executor has two years from the date of his death to exercise his options. If the 1999 Plan is approved by Stockholders, it is expected that the 1997 Plan will be terminated and any options issued in the future will be issued under the 1999 Plan. Such options will have exercise prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Notwithstanding the cancellation of the 1997 Plan, Mr. Huang's options would remain outstanding.

EMPLOYMENT AGREEMENTS

           The Company has entered into a five-year employment agreement with Mr. Levine, dated June 4, 1997, which provides for his employment as Chief Executive Officer and Chairman of the Board of the Company. The agreement provides for an annual compensation of $2 million. In addition to the base compensation, the agreement provides for a bonus commencing in fiscal year 1998 in an amount between $500,000 and $1.5 million based upon the fulfillment of certain EBITDA hurdles for the fiscal years 1998, 1999 and thereafter. Mr. Levine is entitled to participate in standard benefit plans, such as the Company's option plans and medical plans. The Company does not maintain a key person life insurance policy on the life of Mr. Levine.

           The employment agreement requires Mr. Levine to provide at least 30 days' notice of intent to terminate the agreement. In addition, the employment agreement provides that following termination, other than termination by Mr. Levine for "good reason" (as defined in the employment agreement) or by the Company without "cause" (as defined in the employment agreement), Mr. Levine shall not participate or engage in, either directly or indirectly, any business activity that is directly competitive with the Company for the balance of the original term of the employment agreement.

           The agreement provides that, upon termination for cause (as defined in the agreement), Mr. Levine will be entitled to receive accrued but unpaid salary and benefit payments and expense reimbursements; provided, however, that if Mr. Levine's termination for cause arises out of his material insubordination (as defined in the agreement), he shall also be entitled to any bonus he would have received if he had not been terminated. The agreement also provides that, upon termination without good reason (as defined in the agreement), Mr. Levine will be entitled to receive a severance payment in one lump sum equal to his base salary for the remainder of his term of employment, plus any benefits to which he is entitled, and expense reimbursements; provided, however, that if his termination without good reason occurs following a change in control (as defined in the agreement), his lump sum payment of base salary shall be reduced by 43%.

1997 MANAGEMENT STOCK OPTION PLAN

           On December 2, 1997, the Board of Directors approved the 1997 Plan. To date, the Company has issued Management Options to purchase an aggregate of 1,753,459 shares of Common Stock, which upon issuance would represent approximately 20.5% of the Company's outstanding Common Stock. Such Management Options are exercisable at $14.00 per share and vest as follows: 25% vested immediately and 15% vest annually thereafter on June 4 from the years 1998 to 2002. The Management Options expire on June 1, 2004. The 1997 Plan became effective on December 2, 1997 and terminates on December 2, 2007, unless earlier terminated by the Company.

           The 1997 Plan provides for the grant of Management Options to purchase Common Stock to officers and employees of and consultants to the Company and its affiliates who are responsible for or contribute to the management, growth and profitability of the Company. The total number of shares of Common Stock for which Management Options may be granted under the 1997 Plan is 2,500,000 shares. No participant may be granted options covering in excess of 1,500,000 shares of Common Stock over the life of the 1997 Plan. Management Options are not transferable by the optionee other than by will or the laws of descent and distribution or to facilitate estate planning, and each Management Option is exercisable during the lifetime of the optionee only by such optionee.

           The 1997 Plan is administered by the Compensation Committee of the Board of Directors. Management Options granted as of the date hereof are nonqualified stock options. The term of each Management Option granted pursuant to the 1997 Plan may be established by the Compensation Committee, in its sole discretion; provided, however, that the maximum term of each Management Option granted pursuant to the 1997 Plan is six and one-half years. Management Options shall become exercisable at such times and in such installments as the Compensation Committee shall provide in the terms of each individual option agreement.

           No Management Options were issued during 1998. On November 10, 1999, all outstanding Management Options, with the exception of those Management Options held by Peter Huang, were cancelled pursuant to an agreement between the Company and the optionholders. These 1,710,692 Management Options were held by Messrs. Levine, Marks, Schreiber and Eng and Ms. Bennett. Mr. Huang passed away on October 31, 1999. Pursuant to the terms of the 1997 Plan, all 42,767 Management Options held by him vested at such time and Mr. Huang's executor has two years from the date of his death to exercise his options. If the 1999 Plan is approved by Stockholders, it is expected that the 1997 Plan will be terminated and any options issued in the future will be issued under the 1999 Plan. Such options will have exercise prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Notwithstanding the cancellation of the 1997 Plan, Mr. Huang's options would remain outstanding.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

           On June 10, 1997, the Board of Directors approved the grant of stock options to purchase 20,000 shares of Common Stock to each of its five non-employee Directors. Each such Director Option has an exercise price of $14.00 per share and will vest ratably over the first three anniversaries following the date of the grant. Director Options will expire on the fifth anniversary of the date of the grant. Director Options are not transferable by the optionee other than by will or the laws of descent and distribution, and each Director Option is exercisable during the lifetime of the optionee only by such optionee. At the date of issue, the fair market value per share was $15.50.

           On July 30, 1998, the Board of Directors approved the grant of stock options to purchase 20,000 shares of Common Stock to Salvatore M. Salibello and Denis J. Taura, its two newly elected Directors, under the same terms as the Director Options granted on June 10, 1997. In addition, the Director Options granted to Clifford B. Cohn and Robert L. Sind, the two outgoing Directors, became fully vested as of that date. The market value per share on July 30, 1998 was $13.00.

           The 6,766 Director Options of Larry G. Schafran which are not currently exercisable will vest upon the election of his replacement at the Meeting. The market value per share on January 24, 2000 was $2.36.

           Director Options outstanding as of the effectiveness of the 1999 Plan will remain outstanding if the 1999 Plan is approved by stockholders at the Meeting. However, any future issuances of options to non-employee Directors may be issued under the 1999 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The Compensation Committee currently consists of Messrs. Salibello, Schafran, Taura and Trouveroy. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

           The Compensation Committee's responsibility is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The Compensation Committee is presently composed of Messrs. Salibello, Schafran, Taura and Trouveroy. If Mr. Mathis is elected to the Board of Directors, it is currently contemplated that he will serve on the Compensation Committee.

           The Company's compensation policies are designed to enable the Company to attract, motivate and retain senior management by providing competitive compensation opportunities based both on individual performance and on the financial performance of the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating rewards to management with a maximization of stockholder return. In reviewing Company performance, consideration is given to the Company's earnings. Also taken into account are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers of companies whose size and business is comparable to that of the Company.

           Chief Executive Officer Compensation. For the seven months of fiscal year 1997 following the Company's emergence from bankruptcy in June 1997, the salary of Arthur S. Levine, the Company's Chief Executive Officer and Chairman of the Board, equaled $1,200,000; for fiscal year 1998 it equaled $2,000,000. Mr. Levine's employment agreement with the Company provides for a bonus commencing in fiscal year 1998 in an amount between $500,000 and $1.5 million based upon the fulfillment of certain EBITDA hurdles for fiscal years 1998, 1999 and thereafter. As a result of investments made by the Company during fiscal year 1998, the EBITDA hurdles for fiscal year 1998 were not met and, accordingly, Mr. Levine did not receive a bonus for that fiscal year. The terms of Mr. Levine's compensation for fiscal year 1998 arose out of the separation of the Company from Leslie Fay in 1997.

           The foregoing report is approved by all members of the Compensation Committee.

                                            Respectfully submitted,

                                            Compensation Committee

                                            -----------------------------------
                                            Salvatore M. Salibello
                                            Larry G. Schafran
                                            Denis J. Taura
                                            Olivier Trouveroy

CERTAIN TRANSACTIONS

           On July 30, 1998, the Board of Directors approved the grant of Director Options to purchase 20,000 shares of Common Stock to Salvatore M. Salibello and Denis J. Taura, its two newly elected Directors, under the same terms as the Director Options originally granted to non-employee Directors on June 10, 1997. See "Non-Employee Director Stock Options." In addition, the Director Options granted to Clifford B. Cohn and Robert L. Sind, the two outgoing Directors, became fully vested as of that date. The market value per share of Common Stock on July 30, 1998 was $13.00.

PERFORMANCE GRAPH

           The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of the Nasdaq Market Index1 and a market weighted index of publicly traded peers. The returns are calculated by assuming an investment in the Common Stock and each index of $100 on June 10, 1997 (the first date on which a stock quote was available in the over-the-counter market for the Company's Common Stock). On August 7, 1998, the Company's Common Stock was listed and began trading on the Nasdaq National Market. The publicly traded companies included in the peer group are: Fruit of the Loom, Inc., Liz Claiborne, Inc., Russell Corporation and V. F. Corporation.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                           AMONG KASPER A.S.L., LTD.,
                       NASDAQ MARKET INDEX AND PEER INDEX



                                              FISCAL YEAR ENDING
                              --------------------------------------------------
COMPANY/INDEX/MARKET          06/10/1997          01/02/1998          12/31/1998
--------------------          ----------          ----------          ----------

Kasper A.S.L. Limited           100.00               77.42               32.26

Textiles Apparel                100.00               98.68               85.40

NASDAQ Market Index             100.00              112.57              158.77



                     ASSUMES $100 INVESTED ON JUNE 10, 1997
                           ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING JANUARY 2, 1999








--------
1 The Nasdaq Market Index is calculated using all companies which trade on the NASD National Market System or on the NASD supplemental listing. It includes both domestic and foreign companies. The index is weighted by the then current shares outstanding and assumes dividends reinvested. The return is calculated on a monthly basis.

                   PROPOSAL 2. APPROVAL OF THE COMPANY'S 1999
                              SHARE INCENTIVE PLAN

BACKGROUND

           The Board of Directors is proposing for stockholder approval the 1999 Plan. For the past two years the Company has used its 1997 Plan as one means of attracting, retaining and motivating highly competent persons as directors, officers and key employees of, and consultants to the Company and further aligning their interests with those of the Company's other Stockholders. The 1999 Plan is intended to replace the 1997 Plan, which is expected to be terminated if the 1999 Plan is approved by stockholders.

           The 1999 Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee Directors, officers and key employees of, and consultants to, the Company and its subsidiaries and affiliates, by providing them with opportunities to acquire shares of Common Stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein. Such Benefits are not otherwise available under the 1997 Plan, which is limited solely to the grant of options to acquire Common Stock. In addition, the 1999 Plan is open to the Company's Directors and a broad range of the Company's employees, whereas participation in the 1997 Plan is limited to only those persons employed at the senior management level of the Company. The 1999 Plan is intended to assist in further aligning the interests of the Company's non-employee Directors, officers, key employees and consultants with those of its other Stockholders. On July 28, 1999, the Compensation Committee adopted, and the Board of Directors ratified, subject to Stockholder approval, the 1999 Plan. In structuring the 1999 Plan, the Compensation Committee sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the 1999 Plan. This authority will permit the Company to keep pace with changing developments in compensation and make the Company competitive with those companies that offer creative incentives to attract and retain non-employee Directors, officers, key employees and consultants. Many other companies have addressed these same issues in recent years and adopted an "omnibus" type of plan. The 1999 Plan grants a committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

           THE FOLLOWING SUMMARY OF THE 1999 PLAN IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COPY OF THE 1999 PLAN ATTACHED TO THIS PROXY STATEMENT AS ANNEX A HERETO.

TREATMENT OF OPTIONS ISSUED PURSUANT TO THE 1997 PLAN AND OPTIONS ISSUED TO NON-EMPLOYEE DIRECTORS PRIOR TO THE EFFECTIVENESS OF THE 1999 PLAN

           No Management Options were issued during 1998. On November 10, 1999, all outstanding Management Options, with the exception of those Management Options held by Peter Huang, were cancelled pursuant to an agreement between the Company and the optionholders. These 1,710,692 Management Options were held by Messrs. Levine, Marks, Schreiber and Eng and Ms. Bennett. Mr. Huang passed away on October 31, 1999. Pursuant to the terms of the 1997 Plan, all 42,767 Management Options held by him vested at such time and Mr. Huang's executor has two years from the date of his death to exercise his options. If the 1999 Plan is approved by Stockholders, it is expected that the 1997 Plan will be terminated and any options issued in the future will be issued under the 1999 Plan. Such options will have exercise prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. However, Director Options outstanding as of the effectiveness of the 1999 Plan, as well as the Management Options held by Mr. Huang, will remain outstanding.

SHARES AVAILABLE

           The maximum number of shares of Common Stock that may be delivered to participants under the 1999 Plan, subject to certain adjustments, is equal to 2,500,000 shares. In addition, any shares of Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised and, subject to limited exceptions, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a stock option or stock appreciation right, shall again be available for Benefits under the 1999 Plan.

           During the term of the 1999 Plan, the number of shares of Common Stock with respect to which Benefits may be granted to an individual participant shall not exceed 1,500,000. The unanimous consent of the Compensation Committee is required for the grant of options to any recipient if, upon that grant, the aggregate number of shares of Common Stock underlying options held by that recipient shall be equal to or greater than 20,000.

ADMINISTRATION

           The 1999 Plan provides for administration by a committee (the "Committee") of the Board of Directors of the Company appointed from among its members (which may be the Compensation Committee), which is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the 1999 Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 1999 Plan and to make such determinations and interpretations and to take such action in connection with the 1999 Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select officers and other key employees of the Company and its subsidiaries to receive Benefits and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits. Notwithstanding the foregoing, the Board of Directors will have the authority for making grants of Benefits under the 1999 Plan to Directors of the Company who are not employees of the Company or its subsidiaries, on such terms and conditions as the Board of Directors shall determine.

ELIGIBILITY FOR PARTICIPATION

           Participants will consist of such Directors, officers and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the 1999 Plan. All of the Company's non-employee Directors will be eligible to participate in the 1999 Plan. Currently, there are five non-employee Directors. The number of officers and key employees who are eligible to participate in the 1999 Plan is estimated to be 100. An estimate of the number of consultants who are eligible to participate in the 1999 Plan has not been made.

TYPES OF BENEFITS

           The 1999 Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards;
(4) performance awards; and (5) stock units (collectively, "Benefits"). Benefits may be granted singly, in combination or in tandem, as determined by the Committee. Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute performance-based awards, as described below.

STOCK OPTIONS

           Under the 1999 Plan, the Committee may grant awards in the form of options to purchase shares of Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options; however, no incentive stock option shall be issued to a participant in tandem with a non-qualified stock option. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of the grant. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price will not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted (the "Fair Market Value"). The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the 1999 Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period may be extended but no later than one year after the participant's death. The Committee may, at the time of the grant, provide for the grant of a subsequent "restoration" stock option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company. Restoration stock options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor option, (ii) have an exercise price equal to the Fair Market Value on the date the restoration stock option is granted and (iii) have an exercise period that does not extend beyond the remaining term of the predecessor option. As an illustration of the foregoing, assume that an option holder holds five shares of common stock of company X and an option to purchase ten shares of common stock of company X at $5 per share ($50 aggregate exercise price) which expires on December 31, 2000. In addition, assume shares of common stock of company X currently trade at $10 per share. In lieu of paying the aggregate exercise price in cash, the option holder may pay the exercise price by delivering to company X the option holder's five shares of company X common stock (worth $50). In exchange, company X will issue to the option holder 10 shares of common stock and a "restoration option" to purchase five shares of company X common stock at $10 per share, which restoration option terminates on December 31, 2000.

STOCK APPRECIATION RIGHTS ("SARS")

           The 1999 Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment in cash, Common Stock or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value or other specified valuation (which shall not be less than Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee. SARs may constitute Performance-Based Awards, as described below. SARs granted under the 1999 Plan are subject to terms and conditions relating to exercisability that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Committee shall impose from time to time.

STOCK AWARDS

           The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefore. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, the right of the participant to elect to defer receipt of such Stock Award or the requirement that the participant defer such receipt, and may constitute Performance-Based Awards, as described below. The Stock Award will specify whether the participant will have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

PERFORMANCE AWARDS

           The 1999 Plan allows for the grant of performance awards which may take the form of shares of Common Stock, stock units or any combination thereof, and which may constitute Performance-Based Awards. Such awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Committee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of performance awards, upon such terms as the Committee deems appropriate.

STOCK UNITS

           The Committee may, in its discretion, grant Stock Units to participants, which may constitute Performance-Based Awards. A "Stock Unit" means a notional account representing one share of Common Stock. The Committee shall determine the criteria for the vesting of Stock Units and may provide for payment in shares of Common Stock, in cash or in any combination of shares of Common Stock and cash, at such time as the award agreement shall specify. In addition, the Committee may determine whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the 1999 Plan). Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Common Stock representing the Stock Units will be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

PERFORMANCE-BASED AWARDS

           Certain Benefits granted under the 1999 Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon the achievement of hurdle rates and/or growth in one or more of the following business criteria:
(i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) total return to stockholders; (xiv) divisional sales and profitability; (xv) earnings before interest and taxes; (xvi) earnings before interest, taxes, depreciation and amortization; (xvii) market expansion; and (xviii) entering into new markets. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. With respect to Performance-Based Awards, the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

EFFECTIVE DATE

           The 1999 Plan shall be effective as of July 28, 1999, the date on which the 1999 Plan was adopted by the Committee (the "Effective Date"), provided that the 1999 Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the 1999 Plan prior to such approval of stockholders shall be effective as of the date of the grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of the grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the 1999 Plan as specified hereunder, any such Benefit shall be cancelled. The 1999 Plan terminates on July 28, 2009, and no Benefit may be granted after July 28, 2009 (unless sooner terminated by the Company).

OTHER TERMS

           The 1999 Plan provides that Benefits may be transferred by will or the laws of descent and distribution. The Committee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. In addition to the foregoing, other than with respect to incentive stock options, the Committee may permit the transferability of a Benefit by a participant to certain members of the participant's immediate family or trusts for the benefit of such persons or other entities owned by such person.

           Upon the grant of any Benefit under the 1999 Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the 1999 Plan. The Committee reserves the right to amend, suspend or terminate the 1999 Plan at any time. However, no amendment may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any incentive stock options granted under the plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through stock options under the plan; (iii) increase either of the maximum amounts which can be paid to an individual participant under the plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the plan; or (v) modify the requirements as to eligibility for participation in the plan.

           The 1999 Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company. In addition, if there is a Change in Control (as defined in the 1999 Plan) of the Company, all then outstanding Benefits that have not vested or become exercisable at the time of such Change in Control shall immediately vest and become exercisable and all performance targets relating to such Benefits shall be deemed to have been satisfied at the time of such Change in Control. In the discretion of the Committee, upon a Change in Control, each holder shall receive (i) with respect to each share of Common Stock that is subject to a Stock Option or SAR, an amount equal to the excess of the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or SAR (as the case may be) and (ii) with respect to each share of Common Stock that is subject to a Stock Award or Stock Unit, the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change in Control; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof.

           The Committee may grant Benefits to participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted, and no action may be taken which would violate the Exchange Act, the Code or any other applicable law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           The statements in the following paragraphs of the principal U.S. federal income tax consequences of Benefits under the 1999 Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

           Incentive Stock Options. Incentive stock options ("ISOs") granted under the 1999 Plan are intended to meet the definitional requirements of
Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights." Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

           Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options ("NSOs") granted under the 1999 Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (the "Deferral Period") for any individual who is an executive officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a
Section 83(b) election (as described below under

"Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

           Other Awards. With respect to other Benefits under the 1999 Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received. With respect to Benefits under the 1999 Plan that are settled in shares of Common Stock that are restricted as to transferability or subject to a substantial risk of forfeiture -- absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") -- an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 1999 Plan will be subject to both wage withholding and other employment taxes. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

           Dividends and Dividend Equivalents. To the extent Benefits under the 1999 Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the 1999 Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

           Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments under the 1999 Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

           Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, the Company believes that Stock Options, SARs and Performance-Based Awards granted under the 1999 Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

OTHER INFORMATION

           The closing price of a share of Common Stock on January 24, 2000 was $2.36 per share. Approval of the 1999 Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock of the Company voting in person or by proxy at the Meeting. If the 1999 Plan is not approved by Stockholders, the Company will reconsider the alternatives available with respect to the compensation of non-employee Directors, employees and others who are not eligible to receive awards under the 1997 Plan.


           THE BOARD OF DIRECTORS BELIEVES THAT THE 1999 PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1999 PLAN.

                                  MISCELLANEOUS

PROXY PROCEDURES AND EXPENSES OF SOLICITATION

           The Company will hold the votes of all Stockholders in confidence from the Company, its Directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a Stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the inspectors of election or transfer agent of the Company to certify the results of the vote.

           The cost of preparing, assembling and mailing the proxy materials is to be borne by the Company. The Company will also reimburse brokers, fiduciaries and custodians for their expenses in forwarding proxies and proxy soliciting materials to the beneficial owners of Common Stock held in their names. The Company has retained Innisfree M&A Incorporated to assist the Company in connection with the solicitation of proxies at a cost of approximately $10,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited without extra compensation by Directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

STOCKHOLDER PROPOSALS

           Proposals of Stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at 77 Metro Way, Secaucus, New Jersey 07094, Attention: Secretary on or before April 1, 2000, to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

           According to the Company's Amended and Restated By-laws, for nominations of business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing (in the form specified in the Amended and Restated By-laws) to the Secretary of the Company, and such business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal office of the Company not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of an annual meeting is advanced by more than thirty days or delayed by more than seventy days from the first anniversary date of the previous year's annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

PREVIOUSLY ADJOURNED 1999 ANNUAL MEETING OF STOCKHOLDERS HELD ON SEPTEMBER 28, 1999

           As previously announced, the Company's 1999 Annual Meeting was adjourned on September 28, 1999, at which time the Company's stockholders:

(1) approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to eliminate current restrictions on the mortgage, pledge, transfer and other disposition of the assets of the Company without obtaining the prior consent of at least 66-2/3% of the outstanding voting stock of the Company in order to permit the Company to enter into secured credit facilities and other financing arrangements from time to time; and

(2) ratified the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending January 1, 2000.

           The proposal to approve the amendment to the Amended and Restated Certificate of Incorporation of the Company was approved by the following vote:
(a) 5,077,191 votes were cast "for" the
matter; (b) 9,468 votes were cast "against" the matter; and (c) 901 votes "abstained" from voting on the matter. There were 1,077,825 broker non-votes.

           The proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending January 1, 2000 was approved by the following vote: (a) 4,821,781 votes were cast "for" the matter; (b) 76,642 votes were cast "against" the matter; and (c) 1,083 votes "abstained" from voting on the matter.

ADDITIONAL INFORMATION

           Management of the Company does not know of any matters other than those referred to in the accompanying Notice of Re-adjournment of 1999 Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

           The form of Proxy and Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to Stockholders by its authority.

                                             By Order of the Board of Directors,


                                             Lester E. Schreiber
                                             Secretary


New York, New York
January 28, 2000




                            -------------------------

           THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 2, 1999, WHICH INCLUDED FINANCIAL STATEMENTS, WAS FURNISHED TO STOCKHOLDERS AS OF AUGUST 10, 1999, THE PREVIOUS RECORD DATE FOR THE 1999 ANNUAL MEETING. COPIES OF THE ANNUAL REPORT ARE BEING FURNISHED CONCURRENTLY HEREWITH ONLY TO STOCKHOLDERS AS OF JANUARY 26, 2000 WHO WERE NOT STOCKHOLDERS AS OF AUGUST 10, 1999. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR SOLICITATIONS OF PROXIES.

                            -------------------------

                                                                         ANNEX A
                               KASPER A.S.L., LTD.

                            1999 SHARE INCENTIVE PLAN

           1. PURPOSE. The Kasper A.S.L., Ltd. 1999 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors, officers, and key employees of, and consultants to, Kasper A.S.L., Ltd. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company's non-employee directors, officers, key employees and consultants to those of its other stockholders.

           2. ADMINISTRATION.

                     (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

                     (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

                     (c) Notwithstanding the foregoing, the Board of Directors shall have the authority to make grants of Benefits under the Plan to directors of the Company who are not employees of the Company or its subsidiaries, on such terms and conditions as the Board of Directors shall determine.

           3. PARTICIPANTS. Participants will consist of such directors, officers and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

           4. TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

           5. COMMON STOCK AVAILABLE UNDER THE PLAN. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under the Plan shall be 2,500,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 13 hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 1,500,000; provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options or Stock Appreciation Rights may be granted to any individual participant under the Plan during the term of the Plan shall not exceed 1,500,000 (in each case, subject to adjustments made in accordance with Section 13 hereof). Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan. The unanimous consent of the Compensation Committee is required for the grant of options to any recipient if, upon that grant, the aggregate number of shares of Common Stock underlying options held by that recipient shall be equal to or greater than 20,000.

           6. STOCK OPTIONS. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

                     (a) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of the grant; provided, however, subject to subsection (d) below, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the Stock Option is granted.

                     (b) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, whereupon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. The Committee may, at the time of the grant, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value on the date the Restoration Stock Option is granted, and (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

                     (c) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

                     (d) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of the grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, that Incentive Stock Options may not be granted to any participant who, at the time of the grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of the grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of the grant of such option. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

           7. STOCK APPRECIATION RIGHTS.

                     (a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Stock Appreciation Rights may constitute Performance-Based Awards, as described in Section 11 hereof. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

                     (b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no later than one year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

           8. STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, the right of the participant to elect to defer receipt of such Stock Award or the requirement that the participant defer such receipt, and may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

           9. PERFORMANCE AWARDS.

                     (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may constitute Performance-Based Awards, as described in
Section 11 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

                     (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.

                     (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

           10. STOCK UNITS.

                     (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units and may provide for payment in shares of Common Stock, in cash or in any combination of shares of Common Stock and cash, at such time as the award agreement shall specify. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

                     (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

                     (c) Prior to the year with respect to which a Stock Unit may vest, the Committee may, in its discretion, permit a participant to elect not to receive shares of Common Stock and/or cash, as applicable, upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock and/or cash, as applicable, pursuant to the agreement of deferral.

                     (d) A "Stock Unit" means a notional account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units at the time or times specified by the Committee or as the award agreement shall specify.

           11. PERFORMANCE-BASED AWARDS. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) total return to stockholders; (xiv) divisional sales and profitability; (xv) earnings before interest and taxes; (xvi) earnings before interest, taxes, depreciation and amortization; (xvii) market expansion; and (xviii) entering into new markets. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

           12. FOREIGN LAWS. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

           13. ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

                     (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

                     (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Benefits that have not vested or become exercisable at the time of such Change in Control shall immediately vest and become exercisable and all performance targets relating to such Benefits shall be deemed to have been satisfied as of the time of such Change in Control. For purposes of this Section 13(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                         (i) During any period of two (2) consecutive years, the
individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                         (ii) The Company's Common Stock shall cease to be
publicly traded; or

                         (iii) The Company's Board of Directors shall approve a
sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

                         (iv) The Company's Board of Directors shall approve any
merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 13(b)(i) or (ii) above, and such transaction shall have been consummated.

           For purposes of this Section 13(b), "Continuing Directors" shall mean
(x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

           The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Benefit outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive (i) with respect to each share of Common Stock subject to a Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right (as the case may be) and
(ii) with respect to each share of Common Stock that is subject to a Stock Award or Stock Unit, the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change in Control; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Benefit granted within six (6) months before the occurrence of a Change in Control if the holder of such Benefit is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

           14. NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the participant's lifetime only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of the grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

           15. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a Change in Control of the Company, for the payment of the value of Benefits to participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment (including, without limitation, any restrictions on the ability of the partipicant to engage in activities that are competitive with the Company) in addition to those specifically provided for under the Plan.

           16. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

           17. WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

           18. TENURE. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

           19. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

           20. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, Benefits or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

           21. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (iii) increase either of the maximum amounts which can be paid to an individual participant under the Plan as set forth in Section 5 hereof; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (v) modify the requirements as to eligibility for participation in the Plan.

           22. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

           23. EFFECTIVE DATE.

                     (a) The Plan shall be effective as of July 28, 1999, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of the grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of the grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

                     (b) This Plan shall terminate on July 28, 2009 (unless sooner terminated by the Committee).

                                                                         ANNEX B











--------------------------------------------------------------------------------
                               KASPER A.S.L., LTD.

PROXY FOR RE-ADJOURNMENT OF THE ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 14, 2000
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all previous proxies, hereby constitutes and appoints as proxies for the undersigned, ARTHUR S. LEVINE, LESTER E. SCHREIBER and MARY ANN DOMURACKI, or any one of them, with full power of substitution, to vote all shares of the common stock of Kasper A.S.L., Ltd. (the "Company") which the undersigned is entitled to vote at the Re-Adjournment of the Annual Meeting of Stockholders of the Company to be held on Tuesday, March 14, 2000, at 10:00 a.m., Eastern time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, and at any adjournments or postponements thereof, receipt of Notice of which Re-Adjournment of the Meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, upon the matters described in the Notice of Re-Adjournment of the Meeting and Proxy Statement and upon such other business as may properly come before the Meeting and any adjournments or postponements thereof, and otherwise in their discretion, hereby revoking any proxies heretofore given.

           EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE PROXIES WILL BE VOTED FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSAL 2.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------

NY2:\871603\01\55745.0005

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

              RE-ADJOURNMENT OF THE ANNUAL MEETING OF STOCKHOLDERS
                               KASPER A.S.L., LTD

                                 MARCH 14, 2000






              ~/ PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED ~/

-----------------------------------------------------------------------------------------------------------------------------------

A |X| Please mark your votes as in this example.

            FOR each nominee
             listed at right              WITHHOLD
                 (except                 AUTHORITY
            as marked to the      to vote for all nominees
             contrary below)           listed at right

1. ELECTION  OF    [ ]                       [ ]
   DIRECTORS
  (check one box only)



FOR, except vote withheld
from the following nominee(s):

-----------------------------

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES AND THE PROPOSAL LISTED
 BELOW.



 Nominees:  Arthur S. Levine
                                                                                                   For  Against  Abstain
            H. Sean Mathis
            William J. Nightingale        2  To approve the Company's 1999 Share Incentive Plan    [ ]    [ ]      [ ]
            Salvatore M. Salibello
            Lester E. Schreiber
            Denis J. Taura
            Olivier Trouveroy

PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.




----------------------------------------------  -------------------------------------------- Dated: ________________, 2000
        SIGNATURE (TITLE, IF ANY)                        SIGNATURE, IF HELD JOINTLY

NOTE: Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s)



-----------------------------------------------------------------------------------------------------------------------------------


                                       2